                               POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Brad Marshall,
Robert W. Busch, Beth Chartoff and Marisa J. Beeney with full power to act without the other, as her agent and attorney-in-fact for the purpose of executing in her name, in her capacity as a Trustee of Blackstone / GSO Secured
Lending Fund, (i) the registration statement on Form 10 (including amendments thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company
Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 27th day of
August, 2020.

/s/ Vicki L. Fuller
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Vicki L. Fuller                       Trustee